Exhibit 10.5 - Material Definitive Agreement

BUSINESS DEVELOPMENT AGREEMENT

On this 1st day of April, 2014 (the "Effective Date"), SIGNAL ADVANCE, INC. (hereafter referred to as "SAI") whose principal offices are located at 2520 County Road 81, Rosharon, TX 77583, and GS Whitney & Co. (hereafter referred to as "ADVISOR"), whose principal offices are located at 5813 Southern Pines Ct., Frisco, TX 75034, enter into this Business Development Agreement (the "Agree-ment"). SAI and ADVISOR are herein referred to as "PARTIES".

WHEREAS, SAI's primary business is the development and commercialization of its proprietary Signal Advance Technology (SAT) which offset signal detection and processing delays associated with a variety of physical sensors and thereby im-prove performance in control, intervention, and/or signal transmission systems.

WHEREAS, SAI desires to retain the services of ADVISOR because of ADVISOR's special expertise in financial markets worldwide in addition to providing the deliverables and services as set forth herein in accordance with the terms and conditions of this Agreement; and

WHEREAS, ADVISOR desires to provide the services to SAI as set forth herein, in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, the parties agree to the following terms and conditions:

1. Services. This letter agreement (the "Agreement") is intended to serve as our agreement to provide the services outlined herein, to the extent requested by SAI. It is our understanding that SAI desires to retain the services of ADVISOR, to act as its external advisor in assisting SAI to attain the objectives listed in the foregoing statements.

During the course of this Agreement, ADVISOR's primary responsibilities will be to Assist Company:

 a. Shareholders in depositing and clearing of SAI Common stock;
 b. In obtaining DTC eligibility for SAI Common stock (SAI to pay for the DTC application fee);
 c. To acquire a market review/valuation by a certified financial analyst;
 d. In disseminating of information regarding SAI to the public and investment community;
 e. Identifying financing opportunities and develop financing strategies;
 f. In discussions related to financing strategies and opportunities with other professionals including attorneys, qualified investors and investment bankers;
 g. To evaluate, prepare and disseminate descriptive information regarding debt financing, debt and equity investment strategies and other prospects;
 h. In preparation, arrangement and presentation of materials to potential investors outlining financing requirements; and negotiations related debt financing and equity investments;
 i. In identifying new business and market opportunities for SAI's products;
 j. Negotiating with various targeted new business projects (private, public and governmental opportunities) in order to further the financial objectives of SAI;

2. Compensation. In consideration of ADVISOR's agreement to provide the services described above, SAI agrees as follows:


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 a. SAI shall pay to ADVISOR or its designee as compensation for its services a non-refundable retainer fee of 100,000 shares of SAI Common Stock for the first of two (2) three (3) month periods, payable upon signing of this Agreement and second, renewal, payment of 25,000 shares, payable in advance, for the second of the two (2) three (3) month periods. Extension of the Agreement for additional services, beyond the initial six (6) month period, will be negotiated in good faith and payable thereafter at a discount from the prevailing market price per share,
 b. A Performance Bonus/Success Fee will be negotiated in good faith in a separate agreement by both Parties of this Agreement and added as an Addendum to this agreement.
 c. The ADVISOR shall be financially responsible for the payment of any professionals employed by ADVISOR to assist with its performance of this Agreement. SAI shall pay for the customary and ordinary expenses such as meals, travel and lodging associated with ADVISOR and the performance of its primary responsibilities described in Paragraph 1, only if SAI has previously and specifically authorized the expenses in writing.
 d. Reimbursement - SAI agrees to reimburse ADVISOR, within thirty - (30) days of receipt of an invoice thereof, for necessary direct out-of-pocket expenses (including any professional fees incurred by ADVISOR in connection with the performance of this Agreement) per the terms of the previous paragraph (2c).
 e. All fees, payable in SAI Common Stock, as described above, to the ADVISOR and/or its designee(s) stated herein are non-refundable, earned upon receipt, non-assessable and non-accountable. ADVISOR may withdraw from representation of SAI if any of the compensation stated herein is not paid in accordance with this agreement.
 f. Compensation defined herein is fair and equitable for services rendered.
 g. SAI agrees to timely register all SAI Common Stock issued to the ADVISOR, as compensation.

3. Non-Exclusivity. This agreement is non-exclusive. SAI retains the right to seek financing any part or component including, but not limited to, all subsequent SAI financing needs from any other party.

4. Term. The initial term of this Agreement shall be for a period of not less than 3 months from the date of this Agreement.

5. Termination. Either party may terminate this Agreement, except for the Surviving Provisions (as hereinafter defined) (the "Early Termination") by giving the other party at least thirty - (30) days prior written notice of such Early Termination. If either party considers the other to be in breach of a material provision of this Agreement, the party will provide notice of the breach and allow the other party thirty - (30) days to cure the putative breach. If a party does not cure the putative breach of contract within thirty - (30) days of receipt of the notice, the other party may terminate this Agreement for default.

Notwithstanding any termination or expiration of this Agreement: (a) Sections 2,5 and 8 shall survive any termination or expiration of this Agreement along with any other provisions which expressly or by implication survive termination or expiration (collectively the "Surviving Provisions")

6. Notices. Notices to the parties under this Agreement may be served in writing to the persons and at the addresses set forth below:



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       For SAI:  					For ADVISOR:

       Chris M. Hymel, President 			Nicholas Ferrara
       Signal Advance, Inc. 				GS Whitney & Co.
       2520 County Road 81				5813 Southern Pines Ct.
       Rosharon, TX  77583 				Frisco, TX  75034

7. Confidentiality and Non-Circumvention. In connection with this Agreement, the term "Confidential Information" means (i) confidential business or technical information or data of SAI that is competitively and commercially valuable to SAI and not generally known, or available by legal means, to the competitors of SAI or (ii) materially nonpublic information about SAI, which, in either case, is somehow clearly marked or identified in writing as being Confidential Information. ADVISOR agrees that during the term of this Agreement, unless SAI has consented, or unless required by law, a court or agency of the government, ADVISOR will not reveal or disclose any such Confidential Information to any third party, except to utilize such Confidential Information in a manner consistent with customary industry practices in connection with the provision of services under this Agreement. Following the termination of this Agreement, all such non-public Confidential Information in ADVISOR's possession will be promptly returned to SAI at SAI's written request. Following the termination of this Agreement and this engagement all materials (including but not limited to) contracts, agreements, private placement memorandums, marketing materials, strategies, scenarios, financial models etc, developed by ADVISOR for SAI associated with performance of ADVISOR's primary responsibilities described in Paragraph 1 will remain the intellectual property of SAI, will be promptly delivered to SAI at SAI's written request and will not be used by ADVISOR without the express written consent of SAI. Furthermore, all terms and conditions of this Agreement shall remain confidential and not be disclosed to third parties unless required by Court Order.

During the term hereof, SAI and its Representatives agree they will not compete with ADVISOR with respect to any items identified or revealed in the Confidential Information provided by ADVISOR and SAI agrees it will not attempt to influence any clients, investors, lenders or other business associates not to do business with or not to continue to do business with ADVISOR.

Neither the previous paragraph nor any restriction, non-disclosure or use limitation or other obligation contained in this Agreement shall apply to any information, data or item of any kind which is: (i) in the public domain, through no action of the PARTIES; (ii) already known by the PARTIES; (iii) disclosed to the PARTIES by any person or entity not known by the PARTIES to be under an obligation of confidentiality to the PARTIES; or (iv) independently developed or derived by the PARTIES.

In connection with this Agreement, the term "Non-circumvention" means that during the term of this agreement:

 a) SAI shall not solicit any officer, director, employee or associate of ADVISOR for any type of business relationship without notifying ADVISOR.
 b) SAI further agrees that they will notify ADVISOR if making any contact with, communicate with, deal with or otherwise be involved in any transaction(s) with any person, entity, association, banking or lending institutions, trusts, or Sovereign Trust, corporations, companies, or individuals, lenders or any third party which is directly or indirectly located, identified or introduced by ADVISOR.


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 c) SAI agrees that no effort shall be made to circumvent ADVISOR in an effort to gain fees, commissions, remuneration's, financing or considerations to the benefit of SAI or to exclude ADVISOR of such a benefit.
 d) SAI agrees that if discussions fail for any reason, and subsequently, SAI pursues any business with any entity or person introduced by ADVISOR, that any fees or portions of fees due ADVISOR from any transaction is not waived unless specifically stated in writing.
 e) SAI agrees that any resulting transaction, which was initiated by ADVISOR, is subsequently presented by a third party to SAI, recipient will notify third party and ADVISOR of such presentation and that SAI has prior knowledge of such entity or person.

SAI agrees that it will not contact or solicit any party (or parties) introduced to SAI by ADVISOR for two (2) years following the original introduction, if SAI established no business relationship with said party (or parties) during the term if this agreement, without notifying ADVISOR.

8. Indemnification. In consideration of ADVISOR signing this Agreement and agreeing to perform services pursuant hereto, the SAI agrees to indemnify and hold harmless ADVISOR and each of its directors, officers, agents, employees and controlling persons. The provisions of this Section shall survive any expiration or termination of this Agreement and shall be binding upon any successors or assigns of SAI. Notwithstanding any other provision to the contrary, ADVISOR shall be liable for its own negligence, violation of any law or regulation and for such actions of its agents, employees and officers.

9. General Provisions.

 a. SAI is a sophisticated business enterprise with competent internal financial advisors and legal counsel, and SAI has entered into this Agreement with ADVISOR for the limited purposes set forth in this Agreement. The PARTIES acknowledge and agree that their respective rights and obligations as set forth herein are contractual in nature. Accordingly, SAI disclaims any intention to impose fiduciary obligations on ADVISOR by virtue of this Agreement and ADVISOR shall not be deemed to have any fiduciary duties or obligations to any prospects, other business entities or SAI, or their respective officers, directors, shareholders, affiliates or creditors, as a result of this Agreement or the services to be provided pursuant hereto. SAI agrees that any agreement as contemplated by this Agreement shall contain language which reflects that the other parties to the transaction relied solely upon their own independent investigation and counsel before deciding to enter into the contemplated transaction. Likewise, ADVISOR is a sophisti-cated business enterprise with competent internal financial advisors and legal counsel, and ADVISOR has entered into this Agreement with SAI for the limited purposes set forth in this Agreement. The parties acknowledge and agree that their respective rights and obligations as set forth herein are contractual in nature. Accordingly, ADVISOR disclaims any intention to impose fiduciary obligations on SAI by virtue of this Agreement and SAI shall not be deemed to have any fiduciary duties or obligations to any prospects, other business entities or ADVISOR, or their respective officers, directors, shareholders, affiliates or creditors, as a result of this Agreement or the services to be provided pursuant hereto. ADVISOR agrees that any agreement as contemplated by this Agreement shall also contain language which reflects that the other parties to the transaction relied solely upon their own independent investigation and counsel before deciding to enter into the contemplated transaction. However, notwithstanding any provisions to the contrary, both parties agree that each has a duty to

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    perform the agreement with care, a duty because of their special relation-
    ship of good faith and fair dealing and a duty to perform undertaking with care.
 b. Subject to the successful implementation of this Agreement, it is the intent of SAI and ADVISOR to enter into future business ventures.
 c. ADVISOR may perform additional services to support SAI. If such services are outside the scope of this Agreement these services will be governed by separate agreements between the Parties.
 d. SAI acknowledges and agrees ADVISOR may use the existence of this Agreement in connection with ADVISOR's separate public and investor relations' efforts.
 e. SAI agrees that ADVISOR shall have the right, subsequent to the closing of any funding to place advertisements at its own cost in financial and other newspapers and journals describing its services hereunder.
 f. This Agreement may be executed in one or more counterparts, each of which shall be an original but all of which shall together constitute one instrument. Electronic signatures may also execute this Agreement hereof.
 g. This Agreement constitutes the entire agreement and understanding between SAI and ADVISOR regarding the subject matter hereof and supersede any and all prior, contrary agreements and understandings, whether oral or written, relating to the subject matter hereof. This Agreement cannot be modified or changed nor can any of its provisions be waived, except by written agreement, signed by both SAI and ADVISOR.
 h. In conjunction with this Agreement outlined herein, SAI agrees to provide the necessary assistance and information required at all steps and to have management reasonably available as may be required by ADVISOR. In connection with ADVISOR's services, SAI will furnish to ADVISOR such information and data relating to SAI as ADVISOR may reasonably request. SAI recognizes and confirms that ADVISOR, in the performance of its services hereunder: (i) may rely upon such information received from SAI, its advisors or prospects, without independent verification by ADVISOR; and (ii) does not assume responsibility for the accuracy or completeness of such information received from SAI, its advisors or prospects whether or not ADVISOR makes an independent verification thereof.
 i. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, Brazoria County. This Agreement shall be binding upon and shall inure to the benefit of the PARTIUES hereto and their respective successors and permitted assigns.
 j. All claims arising out of the interpretation, application or enforcement of this Agreement, including, without limitation, any breach hereof, shall be settled by final and binding arbitration in State of Texas, Brazoria County, in accordance with the commercial rules then prevailing of the American Arbitration Association by a panel of three (3) arbitrators appointed by the American Arbitration Association. The decision of the arbitrators shall be binding on SAI and ADVISOR and may be entered and enforced in any court of competent jurisdiction by either party. The arbitration shall be pursued and brought to conclusion as rapidly as is possible. EACH OF SAI AND ADVISOR WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT BETWEEN SAI AND ADVISOR PURSUANT TO, OR THE PERFORMANCE BY ADVISOR OF, THE SERVICES CONTEMPLATED BY THIS AGREEMENT.
 k. ADVISOR's services are provided on a best efforts basis and are based on ADVISOR's experience and expertise. There are no guarantees, warranties and representations of any kind that ADVISOR's advice or services will produce any specific results for the benefit of the SAI. Actual results may substantially and materially differ from those suggested by ADVISOR. For the avoidance of doubt, nothing in this agreement shall be construed to require

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    substantially and materially differ from those suggested by ADVISOR. For the avoidance of doubt, nothing in this agreement shall be construed to require or permit ADVISOR to engage in the offer or sale of any of SAI's securities or otherwise act as a selling agent, marketing agent, solicitor or finder for SAI or the interests to be offered. ADVISOR shall not engage in any activity that would require ADVISOR to register as a broker dealer or investment advisor.
 l. Independent Legal Counsel. SAI and ADVISOR have had this Agreement reviewed by their respective legal counsel before signing it.
 m. The execution and delivery by the Parties of this Agreement does not conflict with, constitute a breach of, or a default thereunder, of any State, Federal or International laws. Furthermore, both Parties agree to comply with all State, Federal or International laws.

10. Severability. If one or more of any of these provisions are held invalid for any reason, such invalidity shall not affect any other provision or the intent of this agreement.

11. This Agreement is the entire agreement between the parties regarding the subject matter contained herein.

All contemporaneous oral or written communications or agreements between the parties regarding the subject matter contained herein are merged into this Agreement.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date, by their duly authorized representatives.

   SIGNAL ADVANCE INC.              GS WHITNEY & CO.

   By:     /s/ Chris M. Hymel       By:     /s/ Nicholas Ferrara
           --------------------             ----------------------
   Name:   Chris M. Hymel           Name:   Nicholas Ferrara
   Title:  President                Title:






















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